Exhibit 21
List of Subsidiaries
The following sets forth the subsidiaries of the Registrant and their respective states of incorporation or organization:

Name	State
American Office Park Properties, TPGP, Inc.	California
PSBP QRS, Inc.	California
Hernmore, Inc.	Maryland
AOPP Acquisition Corp. Two	California
Tenant Advantage, Inc.	California
PS Business Parks, L.P.	California
TPLP Office Park Properties	Texas
PSBP Northpointe D, L.L.C.	Virginia
PSBP Monroe, L.L.C.	Virginia
Monroe Parkway, L.L.C.	Virginia
Metro Park I, L.L.C.	Delaware
Metro Park II, L.L.C.	Delaware
Metro Park III, L.L.C.	Delaware
Metro Park IV, L.L.C.	Delaware
Metro Park V, L.L.C.	Delaware
Metro Park Gude, L.L.C.	Delaware
PSBP Westwood GP, L.L.C.	Delaware
PSBP Westwood, L.P.	Delaware
PSBP Industrial, L.L.C.	Delaware
Miami International Commerce Center	Florida
REVX-098, L.L.C.	Delaware
PS Rose Canyon, L.L.C.	Delaware
PSBP Meadows L.L.C.	Delaware
PSB Boca Commerce Park, L.L.C.	Florida
PSB Wellington Commerce Park I, L.L.C.	Florida
PSB Wellington Commerce Park II, L.L.C.	Florida
PSB Wellington Commerce Park III, L.L.C.	Florida